Exhibit 99.1

          MARSHALL NATIONAL BANK AND TRUST COMPANY PROXY SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Marshall National Bank and Trust Company
("Marshall") hereby appoints [                    ], and any of them, as lawful
attorneys and proxies of the undersigned, with several power of substitution, to vote all shares of the common stock of Marshall which the undersigned is entitled to vote at the Special Meeting of the Stockholders of Marshall to be held on February 17, 1998 at the Great Room of Greenhouse Bookstore, 8377 West
Main Street, Marshall, Virginia 20115 at [                       ] or at any
adjournment thereof as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. To approve the Agreement and Plan of Affiliation and Merger, dated November 20, 1997, including the Agreement to Merge attached as an exhibit thereto (the "Agreement") between Marshall and Mercantile Bankshares Corporation, a Maryland corporation ("Mercshares"), a bank holding company registered under the Bank Holding Company Act of 1956, a copy of which is included as Annex A attached to the accompanying Prospectus and Proxy Statement, pursuant to which (i) Marshall shall merge with and into an interim national bank to be formed by Mercshares (which will become party to the Agreement and which, as of the effective date of the Merger, will be renamed Marshall National Bank and Trust Company) and (ii) each share of common stock of Marshall, par value $2.00 per share ("Marshall Common Stock") (other than shares held by holders of Marshall Common Stock who properly perfect their dissenters' rights) automatically shall become and be converted into 1.75 shares of the common stock of Mercshares, par value $2.00 per share, with cash being paid in lieu of fractional shares.


                       __  FOR   __ AGAINST   __ ABSTAIN


2. To approve Marshall's 1997 Employee Stock Option Plan which provides for the issuance of up to 20,000 shares of Marshall Common Stock to key employees of Marshall (the "Option Plan") and, in connection therewith, to approve an amendment to Marshall's Articles of Association in order to provide for the related waiver of preemptive rights of stockholders and authorization of the maximum number of shares of Marshall Common Stock that may be issued upon the exercise of options granted pursuant to the Option Plan.


                       __  FOR   __ AGAINST   __ ABSTAIN


3. In their discretion, to vote upon such other business as may properly come before the meeting.

                                  (Continued and to be signed on the other side)

        The shares represented by this proxy will be voted as directed in this proxy. If no specific instructions are given, the shares represented by this proxy will be voted "FOR" approval of Proposals 1 and 2 and in the best discretion of the proxy holders as to other matters.


                                           Dated:                , 1998


                                           ------------------------------------
                                           Signature of Owner


                                           ------------------------------------
                                           Additional Signature of Joint Owner

                                           Please sign exactly as your name
                                           appears hereon. If stock is jointly
                                           held, each joint owner should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian
                                           please give full title as such.